UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ATLANTIC RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	20-1769847
State or jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

#606 – 610 Granville Street, Vancouver, British Columbia	V6A 4C9
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not Applicable	Name of each exchange on which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates: 333-149299 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.001 par value
(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

The description of the registrant's securities contained in the Registrant's Registration Statement on Form S-1, as amended, filed with the commission under File No. 333-149299 incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit
Number	Description

3.1	Articles of Incorporation(1)
3.2	Bylaws(1)
5.1	Legal opinion with consent to use(1)
10.1	Mineral property agreement dated April 18, 2007(1)
23.1	Consent of K.R. Margetson Ltd., Certified Public Accountant (1)
99.1	Location map (1)

(1) Attached as an exhibit to the Registration Statement on Form S-1, filed on February 19, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ATLANTIC RESOURCES INC.

Date:  December 9, 2009

/s/ Raffi Khorchidian

Raffi Khorchidian

President, Chief Executive Officer, Secretary,

Treasurer and Director
(Principal Executive Officer, Principal Financial Officer,
and Principal Accounting Officer)